SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report: April 30, 2003

Commission File Number: 0-25790

PC MALL, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4518700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2555 West 190th Street
Torrance, CA 90504
(address of principal executive offices)
(310) 354-5600
(Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

 (c) Exhibits 99.1 Text of Press Release dated April 30, 2003.

ITEM 9.  REGULATION FD DISCLOSURE

The information contained in Item 9 of this Current Report on Form 8-K is being furnished to the Commission pursuant to "Item 12. Results of Operations and Financial Condition" on Form 8-K in accordance with Commission Release Nos. 33-8126 and 34-47583.

On April 30, 2003, PC Mall, Inc. issued an earnings release announcing its financial results for the quarter ended March 31, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Current Report on Form 8-K, including the exhibits attached hereto, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2003		PC MALL, INC.

	By:	/s/ TED SANDERS Ted Sanders Chief Financial Officer

(Duly Authorized Officer of the Registrant and Principal Financial Officer)

Index to Exhibits

Exhibit Number	Description
99.1	Text of Press Release Dated April 30, 2003

Exhibit 99.1

PC MALL REPORTS A 23 PERCENT INCREASE IN FIRST QUARTER SALES OVER Q1 2002.

Highlights:

Consolidated earnings per share for Q1 2003 of $0.03 compared with loss per share in Q1 2002 of $0.59.

Q1 2003 sales increase 23 percent from Q1 2002 to $235 million.

Organic sales for the quarter (sales excluding acquired businesses) increased five percent above Q1 2002.

Outbound sales for the quarter increase 15 percent from Q4 2002.

PC Mall Gov sales for the quarter increased five percent sequentially and two percent from the same period last year despite a delay in Federal budget.

Company continued to invest in its Outbound sales program, increasing sales headcount 22 percent from Q1 2002.

Company continued its share repurchase program, acquiring approximately 91,100 shares during the quarter.

Torrance, California -- April 30, 2003 -- PC Mall, Inc. (NASDAQ:MALL - news) today reported first quarter sales of $235 million and earnings per share of $0.03 per share. Consolidated first quarter 2003 sales increased 23 percent over Q1 2002 sales of $192 million. Earnings per share for Q1 2003 was $0.03 compared with a loss per share of $0.59 for Q1 2002 after a $0.62 per share charge from a cumulative effect of a change in accounting principle, net of tax related to the adoption of SFAS No. 142. Year-over-year organic sales growth was five percent while sales growth from acquisitions was 18 percent.

Frank Khulusi, Chairman, President and CEO of PC Mall, said, "We had one of the highest growth rates in our channel in 2002 both organic and including acquisitions and we continued that momentum into 2003." Khulusi continued, "As we have stated in past quarters, we are focused on acquiring market share to position the Company for the future. Increasing our commercial customer base and expanding the significance of our relationships with key technology manufacturers are important components to our long term success. That is why we have continued to reinvest a portion of the earnings from our growth back into the business to increase the size of our Outbound sales force and develop new sales tools and resources. These investments reduce our current earnings, but we believe position us for the future and facilitate our ability to grow despite a challenging technology market. "

Consolidated Q1 2003 sales increased 23 percent from Q1 2002 to $235 million, 18 percent coming from acquisitions. Outbound business sales for Q1 2003 grew 15 percent over Q1 2002. eCost.com and PC Mall Gov had Q1 2003 sales growth over the same quarter last year of 12 percent and two percent, respectively. Growth from these businesses were partially offset by a 13 percent decline in catalog sales caused by unfilled back-orders of certain recently introduced products and weak consumer demand.

Consolidated gross profit for Q1 2003 rose 45 percent from Q1 2002. Twenty-seven percent of the gross profit increase resulted from an increase in sales and a 36 basis point increase in gross margin. The remaining 18 percent of the increase in gross profit for the quarter from the same quarter last year resulted from the adoption of Emerging Issues Task Force ("EITF") Issue No. 02-16 "Accounting for Consideration Received from a Vendor by a Customer (Including a Reseller of the Vendor's Products)." See footnote A below for further information on EITF 02-16.

Adoption of the new rule required that $3.6 million of vendor consideration previously recorded as a reduction of advertising and labor cost be reflected as a reduction of cost of sales. Under the new rule, gross profit margin for the quarter increased by 1.6 percent to 12.3 percent of sales from 10.4 percent of sales for the comparable quarter last year. Excluding the effect of EITF 02-16, and therefore on a non-GAAP basis, gross profit margin for the quarter would have been 10.7 percent of sales compared with 10.4 percent for Q1 2002 reflecting increased sales of services. This non-GAAP gross profit margin is included in this discussion to provide a meaningful comparison to prior periods. The Company's gross profit percentage may vary from quarter to quarter depending on the continuation of key vendor support programs as well as product mix, pricing strategies and other factors.

Consolidated selling, general and administrative expenses as a percentage of sales for Q1 2003 increased by 54 basis points to 10.3 percent from 9.7 percent of sales in Q1 2002. The increase in spending as a percentage of sales is due in part to acquired businesses and additional funding to expand the Outbound sales force.

PC Mall's balance sheet at the end of the quarter remained strong. Cash and cash equivalents at the end of the quarter was $7.5 million. Borrowings under PC Mall's line of credit increased to $37.2 million at the end of the quarter from $17.5 million as of December 31, 2002. The increase in line of credit borrowings from Q4 2002 reflects an aggressive program to obtain early pay discounts that resulted in a $19.1 million reduction in accounts payable during the quarter. Inventories declined by $1.8 million, a slight decrease from Q4 2002. Accounts receivable increased $3.5 million from Q4 2002 reflecting an increase in sales on account to commercial customers during the quarter. The Company recently amended its credit facility to improve terms and extend the term of the facility by three years.

"Our Q1 sales performance for the quarter resulted from the hard work and dedication of 1,200 PC Mall employees and their commitment to providing our customers with excellent service," stated Khulusi. "We continued in 2003 the momentum that we exited with in 2002, and we are confident in our abilities. As support of our confidence in our employees, business model and ongoing business prospects, we announced in Q3 2002 that we would resume our stock repurchase program, which permits the Company to acquire up to one million shares of its common stock. While there is no guarantee of the exact number of shares that we will ultimately repurchase under the program, we believe our shares are an attractive investment at current trading levels. During Q1 2003, we repurchased 91,900 shares of the Company's stock."

Footnote A

During Q1 2003, the Company adopted EITF 02-16 which addresses accounting for consideration received by a customer or a reseller from a vendor. EITF 02-16 requires that consideration from vendors related to agreements entered into after December 31, 2002 such as advertising funds, be accounted for as a reduction of cost of sales unless such funds are used for specific incremental programs entirely funded by an individual vendor. In such cases, the consideration received is accounted for as a reduction of the incremental expense. The Company employs a variety of advertising methods to promote sales of vendor products including catalogs, mailers, the Internet, newspaper, magazine and radio. Some of the Company's advertising campaigns involve individual programs for a specific vendor while others campaigns involve multiple vendors.

* * *

Conference Call

Management will be holding a conference call on Wednesday, April 30, 2003 at 11:00 a.m. Eastern time to discuss first quarter results. To participate, please dial 877-788-8792 no later than 10:50 a.m. EST.

To listen to PC Mall's management discussion of the firts quarter results live on Vcall, go to www.vcall.com and locate the listing for PC Mall which is scheduled for 11:00 a.m. EDT on April 30, 2003. Click on the Listen icon no more than 15 minutes before the call begins. You may also access this live Webcast at the Investor Relations section of www.pcmall.com.

A conference call replay will be available two hours following the call for seven days and can be accessed by calling: (800) 642-1687 and reference conference ID# 9951536.

About PC Mall

PC Mall is a rapid response supplier of technology solutions for business, government and educational institutions as well as consumers. More than 100,000 different products from companies such as Microsoft, Apple, IBM and Hewlett-Packard/Compaq are marketed to business customers using relationship based Outbound Direct Marketing, catalogs and the Internet (http://www.pcmall.com, http://www.macmall.com, http://www.pcmallgov.com). Customer orders are rapidly filled by the Company's distribution center strategically located near FedEx's main hub or by PC Mall's extensive network of distributors, one of the largest networks in the industry.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including but not limited to statements regarding cash position, expense reductions, sales growth and market share, Outbound and Government sales initiatives, the effect of the Company's reinvestment in its sales force, recent acquisitions, the timing and extent of the repurchases of stock under the Company's share repurchase program, growth of the professional and engineering services business, enterprise market, seasonality, and operating results for the first quarter and 2003 fiscal year. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Among the factors that could cause actual results to differ materially are the following: difficulties related to integration of newly-acquired businesses (or any future acquisitions); decreases in revenue related to Outbound or Government sales; increased competition and pricing pressures; availability of third party suppliers at reasonable prices; increased expenses, risks due to shifts in market demand or price erosion or owned inventory, and inability to convert back orders to completed sales. Additional factors that could cause actual results to differ are discussed under the heading "Certain Factors Affecting Future Results" and in other sections of the Company's Form 10-K for the 2002 fiscal year, on file with the Securities and Exchange Commission, and in its other periodic reports filed from time to time with the Commission. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

###

-Financial Tables Follow-

PC Mall, Inc.
 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited, in thousands except per share data)

	Three Months Ended
	March 31,
	2003	2002
Net sales	$234,797	$191,505
Cost of goods sold	205,931	171,636
Gross profit	28,866	19,869
Selling, general and administrative expenses	24,090	18,611
Advertising, net	4,124	498
Income from operations	652	760
Interest expense, net	188	195
Income before income taxes	464	565
Income tax provision	172	209
Income before cumulative effect of change in accounting principle	$292	$356
Cumulative effect of change in accounting principle		(6,801)
Net income	292	(6,445)

Earnings per share
Income before cumulative change in accounting principle	0.03	0.03
Cumulative effect of change in accounting principle	-	(0.65)
	0.03	(0.62)

Diluted earnings per share
Income before cumulative change in accounting principle	0.03	0.03
Cumulative effect of change in accounting principle	-	(0.62)
	0.03	(0.59)

Basic weighted average number of common shares outstanding	10,632	10,444
Diluted weighted average number of common and common equivalent shares outstanding	11,158	10,934

PC Mall, Inc.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except share data)

	March 31,	December 31,
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$7,458	$11,422
Accounts receivable, net of allowance for doubtful accounts of $1,838 and $1,746, respectively	58,280	54,747
Inventories	53,398	55,235
Prepaid expenses and other current assets	2,182	3,038
Deferred income taxes	2,657	2,657
Total current assets	123,975	127,099

Property and equipment, net	9,379	9,214
Goodwill	804	804
Deferred income taxes	10,547	10,718
Other assets	1,423	1,525
	$146,128	$149,360
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$42,788	$61,865
Accrued expenses and other current liabilities	12,930	14,066
Deferred revenue	8,116	10,532
Line of credit	37,185	17,497
Capital leases - current portion	16	124
Notes payable - current portion		167
Total current liabilities	101,035	104,251

Capital leases	-	-
Notes payable	-	-
Total liabilities	101,035	104,251

Commitments and contingencies (Note 5)

Stockholders' equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $.001 par value; 30,000,000 shares authorized; 10,789,947 and 10,789,947 shares issued and 10,541,247 and 10,632,347 shares outstanding, respectively	11	11
Additional paid-in capital	75,833	75,833
Treasury stock at cost: 248,700 and 157,600 shares, respectively	(864)	(556)
Retained earnings (accumulated deficit)	(29,887)	(30,179)
Total stockholders' equity	45,093	45,109
	$146,128	$149,360